DATED	2021

(1)	TRIPLE IT CORPORATE B.V.

(2)	MOBILE VIEWPOINT CORPORATE B.V.

(3)	MOBILE VIEWPOINT B.V.

(4)	IQ VIDEOSOLUTIONS B.V.

Transitional Services Agreement

THIS AGREEMENT is made on 16th of August 2021

BETWEEN

(1)	TRIPLE IT CORPORATE B.V., a private company with limited liability, organised and existing under the laws of the Netherlands, having its statutory seat at Alkmaar, the Netherlands, with its business address at Keesomstraat 10 E, 1821 BS, Alkmaar, the Netherlands and registered with the trade register of the chamber of commerce under number 59790970 (“Triple”);

(2)	MOBILE VIEWPOINT CORPORATE B.V., a private company with limited liability, organized and existing under the laws of the Netherlands, having its statutory seat at Alkmaar, the Netherlands, with its business address at Keesomstraat 10 E, 1821 BS, Alkmaar, the Netherlands and registered with the trade register of the chamber of commerce under number 59790989 (“MVPC”); and

(3)	MOBILE VIEWPOINT B.V., a private company with limited liability, organized and existing under the laws of the Netherlands, having its statutory seat at Alkmaar, the Netherlands, with its business address at Keesomstraat 10 E, 1821 BS, Alkmaar, the Netherlands and registered with the trade register of the chamber of commerce under number 50224409 (“MVP”);

(4)	IQ VIDEOSOLUTIONS B.V., a private company with limited liability, organized and existing under the laws of the Netherlands, having its statutory seat at Alkmaar, the Netherlands, with its business address at Keesomstraat 10 E, 1821 BS, Alkmaar, the Netherlands and registered with the trade register of the chamber of commerce under number 64772705 (“IQV”);

each of the parties included here above hereafter a “Party” and together the “Parties”; each of the Parties under (2), (3) and (4) hereafter each a “Company” and together the “Companies”;

RECITALS

A.	On the date hereof, Triple entered into a share sale and purchase agreement, pursuant to which Triple has agreed to sell and transfer all of the issued shares in the outstanding share capital of the Companies to the Buyer at Completion (the “SPA”);

B.	Triple and the Buyer have agreed in the SPA that, at Completion, Parties will enter into this transitional services agreement (the “Agreement”) pursuant and subject to the terms and conditions of which Triple will, on behalf of its Affiliates, provide certain services to the Companies;

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, words and expressions will, unless the context otherwise requires or otherwise defined in this Agreement, have the meaning attributed to them in the SPA.

1.2	In addition, in this Agreement:

(a)	a reference to "including" means "including without limitation";

(b)	a reference to "or" (but not and) shall mean "and/or";

(c)	words importing the singular include the plural and vice versa, words importing a gender include every gender;

(d)	headings are inserted for convenience only and will not affect the interpretation or construction of this Agreement;

(e)	a reference to clause or Schedule is, unless indicated to the contrary, a reference to a clause or schedule to this Agreement;

(f)	all recitals, schedules and other attachments to this Agreement will form an integral part thereof and will have the same force and effect as any other provisions of this Agreement;

(g)	no provision of this Agreement will be interpreted against a Party solely as a result of the fact that such Party was responsible for the drafting of such provision;

(h)	a reference to any agreement (including this Agreement) or other contract includes amendments, supplements and restatements made thereto from time to time;

2.            condition precedent

2.1	The obligations of the Parties pursuant to this Agreement are conditional upon Completion having occurred.

3.	Services and Term

3.1	Subject to the terms and conditions set out in this Agreement (including, for the avoidance of doubt, Schedule 1 to this Agreement), Triple hereby undertakes to provide the Companies, or cause to be provided to the Companies, the services set out in Schedule 1 (the “Services”) throughout the period of time specified in respect of each specified Service set out in Schedule 1.

3.2	This Agreement has a fixed term for the period ending on the date on which the final service of the services as set out in Schedule 1 to this Agreement has been completed (the “Term”) and will therefore automatically terminate at the end of the Term without any termination notice being required, provided, however, that the Companies can terminate this Agreement prior to that date by taking into account a notice period of 1 calendar month. No Party will be under any obligation to extend this Agreement (or any of the Services) after the Term.

4.	Provision of Services

4.1	The Companies will provide Triple with all information required for Triple to provide the Services. Triple will provide, or cause to provide, the Services in the same manner and at the same standard as such Services are currently performed and in any event at all times in a professional and workmanlike manner. Triple may subcontract or outsource the performance of any of the Services to a third party.

4.2	Each of the Parties will designate (a) project manager(s) to report and discuss issues with respect to the provision of the Services. The project managers will meet to discuss the performance of the Services as often as reasonably necessary to ensure the orderly and timely performance of the Services.

4.3	The Parties will mutually determine the size and the skills of the Persons required to perform the Services. A Party may have specific requests regarding personnel skills and experience and each of the Parties agrees to, in all reasonableness, allocate all personnel necessary for completion of the Services in accordance with the requirements of this Agreement.

4.4	Triple will procure that their personnel take reasonable technical direction from the relevant Company receiving Services. Nevertheless, the overall supervision and management, including technical direction and control of the personnel, will be and remain the sole responsibility of Triple.

5.	Procedures

5.1	During the Term, each of the Companies shall cause its Representatives to, at all times whilst accessing the premises of Triple and its Affiliates, fully comply with the terms of this Agreement and with all Triple security, confidentiality, data privacy, health and safety, IT and other applicable policies, rules, and regulations, as fully known to Parties. A copy of these regulations will be provided to the Representatives of the Companies upon request.

5.2	Each of the Companies hereby agrees to on a euro-for-euro basis indemnify (vrijwaren) and hold harmless each of Triple and its Affiliates from any damages, losses, obligations, costs or expenses incurred by Triple or its Affiliates as a result of a breach of clause 5.1 by any of the Representatives of the Companies.

6.	Consideration

6.1	Each of the Companies agrees to, in consideration of the performance of the Services, pay Triple the financial compensation and reimbursements as set out against the relevant Services in Schedule 1 up to the end of the initial Term, as well as out-of-pocket expenses (including third party costs) related to the performance of the Services incurred by Triple in connection therewith.

6.2	The financial compensation and reimbursements in respect of the Services that are provided during any given month will be invoiced by Triple to the relevant Company during the month following the month during which such Services were provided, and the relevant Company will pay Triple any such amount due within thirty (30) days from the date on which the relevant invoice was sent, including any applicable Tax due in relation to such amount4.1.1.

7.	No liability

Each of the Companies acknowledges and agrees that Triple does not and shall not make any representation or warranty with respect to the Services and Triple shall not be liable to any of the Companies for any damages incurred in connection with the Services, except in case of fraud or willful misconduct by Triple. The provisions of sections 7:401 and 7:402 DCC do not apply to this Agreement.

8.	Miscellaneous

8.1	References to any document, including this Agreement, are references to that document as amended, supplemented or replaced from time to time.

8.2	Triple may at any time freely assign and transfer its rights and obligations under this Agreement to a member of the Seller’s Group. Except as set out in the preceding sentence, no right or obligation hereunder is transferable or assignable in whole or in part by any Party without the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed.

8.3	The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

8.4	The provisions of this Agreement that by their nature are intended to survive termination or expiration of this Agreement shall so survive.

8.5	Except as otherwise set forth herein, each Party shall pay its own legal, accounting and other expenses incidental to this Agreement.

8.6	This Agreement (together with the SPA) supersedes any other prior discussions, understanding and agreements (both oral and written) between the Parties and constitutes the entire and only agreement between the Parties relating to the subject matter of this Agreement.

8.7	This Agreement may be executed in counterparts, which, taken together, shall be regarded as one and the same instrument.

8.8	Each of the Parties waives any right it may have to nullify (vernietigen), amend (wijzigen) or rescind (ontbinden) this Agreement in whole or in part (whether pursuant to Section 6:228 of the Dutch Civil Code, Section 6:265 of the Dutch Civil Code, or otherwise).

8.9	This Agreement and any other document executed in connection with this Agreement will be governed by, and shall be interpreted and construed in accordance with, the laws of the Netherlands. Any dispute which may arise out of or in connection with this Agreement, and which cannot be settled amicably, will be brought before the competent court in Amsterdam, the Netherlands, which shall have exclusive jurisdiction in connection with such dispute, subject to appeal and cassation (cassatie).

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SIGNATORIES:

Triple IT Corporate B.V.

Represented by its managing director Simulator Topco B.V. in its turn represented by:

/s/ S. Stalman
By: S. Stalman
Title: Managing Director

/s/ G. Nap
By: G. Nap
Title: Managing Director

Mobile Viewpoint Corporate B.V.

Represented by its managing director Simulator Topco B.V. in its turn represented by:

/s/ S. Stalman
By: S. Stalman
Title: Managing Director

/s/ G. Nap
By: G. Nap
Title: Managing Director

Mobile Viewpoint B.V.

Represented by its managing director Simulator Topco B.V. in its turn represented by:

/s/ S. Stalman
By: S. Stalman
Title: Managing Director

/s/ G. Nap
By: G. Nap
Title: Managing Director

IQ VideoSolutions B.V.

Represented by its managing director Simulator Topco B.V. in its turn represented by:

/s/ S. Stalman
By: S. Stalman
Title: Managing Director

/s/ G. Nap
By: G. Nap
Title: Managing Director